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                                                                       Exhibit 5

                                 June 21, 1994



Borden, Inc.
180 East Broad Street
Columbus, OH  43215

Dear Sirs:

         As Sr. Vice President, Chief Administrative Officer and General Counsel of Borden, Inc. (herein called the "Corporation"), I am familiar with the proceedings by which the corporation was organized, the proceedings by which its Restated Certificate of Incorporation has from time to time been amended, the proceedings by which the shares of its Common Stock have from time to time been issued, the proceedings by which its 1993 Salaried Associate Stock Option Plan, the 1994 Stock Option Plan and the 1994 Management Incentive Plan (collectively the "Plans") were authorized and adopted by its Board of Directors and, as applicable, its shareholders, and the proceedings relating to the declaration of the Corporation's preferred share purchase rights (the "Rights).

         I, or members of my staff, have also reviewed such documents and records as I have deemed necessary to enable me to express an opinion with respect to the matters covered hereby.

         Based upon the foregoing, I am of the opinion that:

         1. The Corporation has been duly incorporated and is validly existing as a corporation under the laws of the State of New Jersey.

         2. The shares of Common Stock, together with the attached Rights, of the Corporation to be issued under the Plans have been duly authorized, and will be, when issued, delivered and paid for upon exercise of options granted under or, when issued in payment of awards granted pursuant to, the Plans in accordance with their respective terms, legally issued, fully-paid and non-assessable.

         I hereby consent to the use of this opinion as an Exhibit to the registration statement on Form S-8 to be filed by the





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Borden, Inc.
June 21, 1994
Page Two


Corporation with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the "Plans" as defined in such registration statement, to the use of my name as Counsel of the Corporation in connection with such registration statement and to all references made to me in such registration statement.



                                                   Very truly yours,

                                                   /s/ Allan L. Miller
                                                   -----------------------
                                                   Allan L. Miller